SUB-LICENSE AGREEMENT

This Sub-License Agreement (the “Agreement”) is entered into as of this the _____ day of August, 2004 (the “Effective Date”) among ProtoKinetix, Inc., a Nevada corporation with its principle place of business at Suite 1500, 885 West Georgia Street, Vancouver, BC, Canada, V6C 3E8 (“PKTX” or “Licensee”), The Perigene Company, acting as a trust, with its principal place of business at 381 Kent Street, Suite 4001, Ottawa, Ontario, Canada K2P 2A 8 (“Perigene”) and L’Institut National des Sciences Appliques de Rouen (“INSA”) located at Place Emile Bloudel, 76131 Mont Saint Aignan Cedex, France. Licensee, Perigene and INSA are occasionally referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Perigene obtained the right to sub-license the gem-Difluoro platform technology (“GDPT”) pursuant to the terms and conditions of an agreement dated May 30, 2002, attached hereto as Exhibit “A,” by and between Perigene and INSA;

WHEREAS, as required by the terms and conditions of the above-referenced agreement previously executed by and between Perigene and INSA, INSA has consented to this Agreement by way of letter dated August 20, 2004, attached hereto as Exhibit “B;”

WHEREAS, the GDPT was developed by Dr. Jean-Charles Quirion (“Quirion”) and INSA, and has been issued patent, number WO-2004/014928 A2 (“WO2004”) (collectively hereinafter the “Technology”);

WHEREAS, the GDPT is a modified form of Anti-Freeze-Glyco Proteins (“AFGP”), natural compounds that enable fish, reptiles and insects to survive in freezing temperatures, as more fully described in Exhibit “C” attached hereto; and

WHEREAS, Licensee desires to sub-license from Perigene and Perigene desires to sub-license to Licensee (i) the exclusive right to use, develop and modify the Technology for use in its research with AFGP’s and for incorporation into Licensee’s Products and for further development and incorporation into Licensee’s Products, and (ii) the Licensee shall retain any and all rights, including but not limited to Intellectual Property rights and licensing rights, relating to the progeny of the Technology (“Progeny”) insofar as it pertains to any derivative technologies/platforms/products/works developed by Licensee, all on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the sufficiency of which are hereby acknowledged, Licensee, Perigene and INSA agree as follows:

1.  Definitions. As used in this Agreement, the following capitalized terms shall have the meanings set forth below:

1.1  “AFGP” means Anti-Freeze-Glyco Proteins.

1.2  “GDPT” means gem-Difluoro platform technology and is fully described in Exhibit “C” attached hereto.

1.3  “Derivative Work” means any work based, in part or in whole, on the Technology, such as another work, platform, product, expansion, compilation, revision, or any other form in which the Technology may be recast, transformed, adapted or in any way utilized to develop any other product or work.

1.4   “Intellectual Property Rights” means any patents, copyrights, maskwork rights, know-how, trademarks, service marks, trade names and trade secrets or other proprietary rights of any kind.

1.5  “Licensed Rights” means PKTX’s Intellectual Property Rights which read upon, are embodied in, or otherwise apply to the Technology, excluding, however, any and all rights associated with any Derivative Works which shall belong solely to PKTX.

1.6  “Licensed Technology” means the Technology to which a license under the Licensed Rights is granted under Article 2 of this Agreement.

2.  Sub-Licenses.

2.1  Grant of Sub-License for the Technology. Subject to the terms and conditions of this Agreement, Perigene grants to Licensee an exclusive, non-transferable, perpetual right and sub-license as it pertains to the Technology, with the right to further sublicense the Technology in accordance with the procedures set forth in paragraph 2.2, including the right to use, reproduce, modify, and prepare Derivative Works of the Technology, and to incorporate the Technology, including any and all Derivative Works, into Licensee’s Products for use, distribution, export and sale worldwide, and to reproduce, use, sell, and distribute the related Documentation in connection therewith.

2.2  Rights to Sub-license the Technology.

2.2.1  Licensee shall have the right to sublicense the Technology; provided, however, that the following terms and conditions shall apply to any sublicense by Licensee:

(i)  Licensee shall have the right to sublicense any Licensed Rights and the exclusive right to license any Derivative Works;

(ii)  Licensee shall ensure that any sublicensee shall specifically not have the right to further sublicense, assign, transfer, or otherwise convey the Technology, but Licensee shall retain complete and ultimate rights with respect to any decision to sub-license any and all Derivative Works.

(iii)  Sublicense Agreements. Licensee may not license, distribute, or otherwise provide access to the Technology, either directly or indirectly, to any sublicensee, unless the identity of such sublicensee and the site where the sublicensed rights will be used have been approved (which approval shall not be withheld unless such proposed sublicensee is a competitor of INSA as is further set forth below) (vi), in writing by INSA and Perigene, and the sublicensee is made subject to a sublicense agreement, which agreement shall, among other things: (A) protect INSA’s and Perigene’s confidential information and Intellectual Property Rights in the Technology to at least the same degree as the terms and conditions of this Agreement; (B) require such sublicensee to comply fully with all applicable laws and regulations in any of its dealings with respect to the Technology; (C) prohibit such sublicensee from making any unauthorized or illegal use of the Technology, (D) contain a provision limiting INSA’s and Perigene’s liability under the sublicense agreement in the same manner limited herein; (E) be terminable by Licensee in conformance with the termination provisions of this Agreement, (F) designate INSA and Perigene as a third party beneficiary of the sublicense agreement; and (G) at INSA’s Perigene’s option, automatically terminate upon the termination of this Agreement. Further, the aforementioned form of sublicense agreement shall be subject to INSA’s and Perigene’s prior review and approval. If at any time Licensee becomes aware of a breach thereof by a sublicensee, Licensee shall be obligated to (1) notify INSA and Perigene immediately of such breach, and (2) fully enforce its termination rights thereunder. Licensee will pursue any and all legal and equitable remedies available to Licensee against any such sublicensee to the extent practicable under the circumstances and will also reasonably cooperate with INSA and Perigene in connection with any legal or equitable action INSA and Perigene may take against any such sublicensee. INSA and Perigene shall have the right to reject a proposed sublicensee only if such party is a competitor of either INSA or Perigene, in which case, for the rejection to be effective, INSA and Perigene must notify Licensee of such rejection in writing within ten (10) business days after Licensee first identifies the proposed sublicensee in writing to INSA and Perigene. If Licensee disagrees with INSA and Perigene’s determination, it must so notify INSA and Perigene within five (5) business days after receiving INSA and Perigene’s written rejection, in which case, the respective Chief Executive Officers of the parties will attempt to resolve such dispute immediately. In the event the Chief Executive Officers are unable to reach an agreement within ten (10) business days after Licensee’s notice of dispute, the matter will be submitted immediately to arbitration in a mutually agreeable location in the State of Nevada under the Rules of the American Arbitration Association. The arbitrator will be mutually selected by the parties using their best efforts to agree on such selection within five (5) business days or, if they cannot agree, will be appointed in accordance with the Arbitration Rules within five (5) business days (or as soon as is possible by using best efforts). The parties agree to take all steps reasonably necessary to conduct an expedited arbitration, including having a hearing within five (5) business days (or as soon as is possible using best efforts), allowing no discovery, limiting the time of each party’s presentation to the arbitrator to one (1) hour, and instructing the arbitrator to reach a final determination within two (2) business days after conclusion of the presentations. Judgment by the arbitrator may be entered in any court having jurisdiction thereof.

3.  Fees.

3.1  Sub-License Fee. Licensee shall pay Perigene a License Fee pursuant to the terms and conditions as more fully set forth in the July 16, 2004 agreement by and between PKTX and Perigene attached hereto as Exhibit “D.”

3.2  INSA Fees. As it pertains to any and all Derivative Works, INSA will receive the same net payments as set forth in its contract with Perigene attached hereto as Exhibit “A.”

3.3  Derivative Works Fees. The Licensee will pay for all costs associated with any and all Derivative Works, including but not limited to all costs necessary to patent any such Derivative Works. Additionally, the Licensee will pay for any and all costs related to the development of any and all Derivative Works and all commercial products created therefrom.

4.  Joint Cooperation. Each Party agrees to perform the tasks or responsibilities called for in this Agreement in a timely fashion and as necessary to achieve the objectives as promptly and efficiently as practicable. Each Party will make available all information, materials and resources reasonably requested by the other Party to perform such Party’s obligations hereunder in a readily usable form and in a timely fashion. Each Party will provide personnel who are qualified for the tasks to which they are assigned and who will work cooperatively with the other Party.

5.  Ownership.

5.1  Ownership of the Technology. Except as provided in 5.2 and 5.3 below, INSA shall retain exclusive ownership of all rights, title and interest in and to all Intellectual Property Rights associated with the Technology, specifically excluding all modifications and Derivative Works to the Technology being made or developed by PKTX, as may exist now and/or hereafter come into existence, and all renewals and extensions thereof, worldwide. Except as provided in 5.2 and 5.3 below, Licensee shall not acquire any ownership interest in such Intellectual Property Rights as it pertains to the Technology by virtue of this Agreement. Nothing in this provision shall assign, license or obligate Licensee to assign or license any Intellectual Property Right (of Licensee or any third party) relating to any and all Derivative Works to any other Party to this Agreement or any third party.

5.2  Ownership of Derivative Works. Licensee shall exclusively own all modifications and Derivative Works of the Technology which are made by or at the direction of Licensee (other than work performed by INSA), together with all Intellectual Property Rights therein, as may exist now and/or hereafter come into existence, and all renewals and extensions thereof, worldwide.

5.3  Ownership of Licensee Requested Works. If INSA performs work pursuant to Section 5 hereof, then, with respect to such work, Licensee shall own all modifications and Derivative Works of the Technology which are made by INSA with input, contribution or direction by Licensee, together with all Intellectual Property Rights therein, as may exist now and/or hereafter come into existence, and all renewals and extensions thereof, worldwide.

6.  Confidential Information.

6.1  Confidential Information. As used herein, “Confidential Information” means the proprietary or confidential information of any Party that is disclosed by such Party (“Discloser”) to the another Party (“Recipient”) pursuant to this Agreement, including (i) any technology, computer or data processing programs, electronic and data processing applications, routines, subroutines, techniques or systems, or information concerning the business or financial affairs and methods of operation or proposed methods of operation, accounts, transactions, proposed transactions or security procedures of a Party or its vendors or customers, and (ii) any other information that, given nature of such information or the circumstances surrounding its disclosure, reasonably should be construed as confidential. It is understood that the Technology is the Confidential Information of INSA and is subject to the restrictions on the disclosure set forth in this Section 6, except that Licensee shall not be deemed in breach of this Agreement for use and disclosure of the Technology as expressly permitted elsewhere in this Agreement. Confidential Information shall not include information that at the time of disclosure or thereafter:

(i)  was rightfully in the Recipient’s possession prior to receipt from the Discloser, as evidenced by Recipient’s written records.

(ii)  is or becomes a matter of public knowledge through no fault or breach of the Recipient;

(iii)  the Recipient rightfully receives from a third party, who has the right to transfer or disclose it, without a duty of confidentiality to said third party or breach of this Agreement; or

(iv)  is independently developed by Recipient without use of the Discloser’s Confidential Information, as evidenced by Recipient’s written records.

6.2  Obligations of Confidentiality. The Recipient of Confidential Information agrees to hold such Confidential Information in strict confidence and not to use it for any purpose other than the purposes for which it was disclosed, or disclose it to any third party without the prior written approval of the Discloser, or as is required to comply with any order of a court, or any applicable rule, regulation or law of any jurisdiction. In the event that Recipient is required by judicial or administrative process to disclose Confidential Information of the Discloser, Recipient shall give the Discloser prompt written notice of such requirement so that Disclosure can oppose or seek a protective order limiting such disclosure. In the event that such protective order or other remedy is not obtained, or that Discloser waives compliance with the provisions of this Section 6, Discloser shall disclose only that portion of the Confidential Information that is legally required. Within Licensee, INSA and Perigene, Confidential Information shall be disclosed only on a need to know basis. The foregoing obligations for Confidential Information shall remain in force for five (5) years following the execution of this Agreement.

6.3  Degree of Care. Each Party shall use the same degree of care, but not less than a reasonable degree of care, to prevent the unauthorized disclosure or use of Confidential Information, as that Party uses to protect its own confidential and proprietary information of like nature and similar importance, including without limitation, protection of documents from theft, unauthorized duplication and discovery, and restrictions on access to the Confidential Information.

6.4  Consultants and Contractors. Confidential Information may be disclosed by Licensee to its consultants and contractors performing work or services for Licensee within the scope of this Agreement, provided that (i) such consultants and contractors shall execute a valid, binding and enforceable agreement to maintain the obligations of confidentiality imposed by this Agreement, and (ii) in the event of a breach or threatened breach of any such agreement by a consultant or contractor, Licensee shall exercise all rights and remedies available to it under such agreement and, in any event shall take all appropriate and reasonable measures to enjoin such breach or threatened breach and to otherwise minimize any damages to INSA resulting therefrom. Licensee shall promptly provide INSA with a copy of any such agreement.

6.5  Licensee’s Customers. Confidential Information may be disclosed by Licensee to its customers as reasonably necessary for the purposes of designing or developing Products for the customers, provided that such customers shall execute a valid, binding and enforceable agreement to maintain the obligations of confidentiality imposed by this Agreement.

6.6  Return of Confidential Information. At any time upon the Recipient’s request and upon termination of this Agreement, the Recipient, at the Discloser’s option, will return to the Discloser or destroy, with such destruction confirmed by the Recipient in writing, all tangible Confidential Information, including but not limited to all documentation, notes, plans, formulas, and copies thereof in its possession or under its control.

7.  Limited Warranty.

7.1  INSA’s Warranties.

7.1.1  INSA warrants that to its actual knowledge: (i) it has all Intellectual Property Rights to the Technology necessary to approve the sub-license from Perigene to PKTX; (ii) neither the Technology nor any of their elements, nor the use thereof does or will violate or infringe upon the Intellectual Property Rights of any third party; (iii) the Technology and all of its elements are being sub-licensed hereunder and will remain free of any claims, liens or other encumbrances; (iv) it has not abandoned any Intellectual Property Rights related to the Technology; (v) no loss or expiration of any Intellectual Property Rights related to the Technology is pending, threatened or foreseeable; and (vi) there is neither pending nor threatened any claim, litigation or proceeding in any way contesting INSA’s rights the Technology or attacking the validity or enforcement of the Technology, or any Intellectual Property Rights related thereto.

7.1.2  Disclaimer. EXCEPT FOR THE LIMITED WARRANTIES SET FORTH IN THIS SECTION 7, INSA DOES NOT MAKE ANY WARRANTY OF ANY KIND WITH RESPECT TO THE TECHNOLOGY, THE DOCUMENTATION OR OTHERWISE. EXCEPT FOR THE LIMITED WARRANTIES SET FORTH IN THIS SECTION 7, THE TECHNOLOGY AND DOCUMENTATION ARE PROVIDED ON AN “AS-IS” BASIS WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, INCLUDING, WITHOUT LIMITATION, (i) ANY WARRANTY THAT THE TECHNOLOGY IS ERROR FREE; OR (ii) ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, USAGE OR TRADE.

8.  Indemnity.

8.1  Indemnification by INSA. INSA shall indemnify, hold harmless and defend Licensee, its shareholders, directors, officers, employees and agents (each, a “Licensee Indemnitee”) from and against any and all liabilities, suits, claims, losses, damages, judgments, and costs (including reasonable attorneys’ fees) (collectively “Claims”) brought by a third party against any such Licensee Indemnitees for infringement of any Intellectual Property Rights of any third party to the extent directly arising out of the use of the Technology in accordance with this Agreement; provided, however, that INSA shall not have any duty to indemnify any Licensee Indemnitee for any Claims for which Licensee is obligated to indemnify INSA under Section 8.3 hereof.. INSA shall have no liability for any infringement or alleged infringement of Intellectual Property Rights arising out of (i) the combination of the Technology with other components if such infringement would have been avoided in the absence of such combination, unless such combination was specified by INSA, or (ii) other acts or omissions of Licensee.

8.2  Conditions of Indemnification. The foregoing obligation of INSA is subject to the following:

(i)  Licensee shall give INSA immediate notice of any such asserted Claim and such assistance as may be required by INSA in defending or settling such Claim, and

(ii)  INSA shall have the sole right to defend and/or settle any such Claim. In no event shall either Party settle any such Claim without the prior written approval of every other Party, not to be unreasonably withheld or delayed, except that INSA may settle a Claim without Licensee’s consent if the settlement will not have any material adverse effect on any right of Licensee or impose any material obligation on Licensee.

The foregoing states the entire liability of INSA with respect to Claims of infringement by the Technology.

8.3  Indemnification by Licensee. Licensee shall indemnify, hold harmless and defend INSA, its shareholders, directors, officers, employees and agents (each, an “INSA Indemnitee”) from and against any and all Claims brought by a third party against any such INSA Indemnitee for infringement of any Intellectual Property Rights of such third party to the extent directly arising out of: (i) the Product(s) in which the Technology is incorporated (unless: (a) such infringement claim is based on the Technology; or (b) such infringement claim is based on the combination of the Technology with other components and such combination was specified in writing by INSA); (ii) any modifications of or Derivative Works based on the Technology made by Licensee, if such infringement would not have occurred without such modification; and (iii) any use of the Technology other than in accordance with the terms of this Agreement. In addition, Licensee shall indemnify each INSA Indemnitee against (1) any breach of warranty or other Claims arising out of the sale or use of Licensee’s Product(s), and (2) any Claims arising out of any sublicense hereunder; provided, however, that Licensee shall not have any duty to indemnify any INSA Indemnitee for any Claims for which INSA is obligated to indemnify Licensee under Section 8.1 hereof.

8.4  Conditions of Indemnification. The foregoing obligation of Licensee is subject to the following:

(i)  INSA shall give Licensee immediate notice of any such asserted Claim and such assistance as may be required by Licensee in defending or settling such Claim, and

(ii)  Licensee shall have the sole right to defend and/or settle any such Claim. In no event shall either Party settle any such Claim without the prior written approval of the other Party, not to be unreasonably withheld or delayed, except that Licensee may settle a Claim without INSA’s consent if the settlement will not have any material adverse effect on any right of INSA or impose any material obligation on INSA.

The foregoing states the entire liability of Licensee with respect to Claims of infringement by a Product.

9.  Limitation of Liability. EXCEPT FOR BREACH OF A PARTY’S OBLIGATION OF CONFIDENTIALITY, NEITHER PARTY SHALL BE LIABLE FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES ARISING OUT OF THE PERFORMANCE OF OR FAILURE TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT OR THE BREACH THEREOF (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS), EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10.  Term and Termination.

10.1  Term. This Agreement shall continue in effect unless terminated as set forth herein.

10.2  Termination for Breach. Any Party may terminate this Agreement if another Party materially breaches the Agreement and the breaching Party fails to cure such breach within thirty (30) days from receipt of written notice from the non-breaching Party describing the breach, except that there shall be no cure period for breaches of Section 6 hereof (Confidential Information).

10.3  Termination Upon Bankruptcy. Either Party may terminate this Agreement if another Party (i) is adjudicated bankrupt, (ii) admits in writing its insolvency or inability to pay its debts or perform its obligations as they become due, (iii) institutes voluntary proceedings for bankruptcy or reorganization, (iv) makes an assignment for the benefit of its creditors, (v) applies for or consents to the appointment of a receiver for it or its property, or (vi) becomes the subject of an involuntary proceeding in bankruptcy, reorganization, liquidation, dissolution, receivership, or general assignment for the benefit of creditors and such proceedings are not dismissed within thirty (30) days after commencement.

10.4  Effect of Termination. Upon termination of this Agreement for any reason, the license granted herein shall immediately terminate, and Licensee shall immediately cease using the Technology, shall erase all copies of the Technology from its computers and return to Perigene and/or INSA all tangible copies of the Technology. However, the Licensee’s rights with respect to any and all Derivative Works shall remain unaffected as all Derivative Works are the exclusive property of the Licensee.

11.  Compliance with Laws. Licensee represents and warrants that it will comply with all applicable laws and, in the event Licensee’s Product(s), including the Technology incorporated therein, are deemed to be subject to Export Administration Regulations, Licensee will comply with said Regulations.

12.  Non-Solicitation. The Parties agree that during the term of this Agreement and for a period of one (1) year following its termination, neither shall solicit for employment, or endeavor in any way, directly or indirectly, to entice away from employment with another Party, or employ or contract with, any employee of another Party. In the event a Party employs or contracts with an employee of another Party, without the advance written consent of such other Party, the hiring Party shall pay to the other Party a penalty equal to six (6) months’ salary of the person employed or contracted with.

13.  Right to Purchase. Licensee shall have the prior right to purchase other technologies and/or platforms from Perigene and/or INSA at the lowest price and on the same terms and conditions as offered to any other third party by INSA, provided, however, that nothing in this Section shall obligate INSA to sell such technologies and/or platforms to Licensee or any other party. If INSA has a bona fide offer from a third party to purchase any such technologies and/or platforms from INSA, which third party offer INSA desires to accept, INSA will promptly thereafter notify Licensee in writing of all the terms and conditions of said third party offer. Licensee shall then have the option to purchase the additional technologies and/or platforms on exactly the same terms and conditions of the third party offer by delivering written notice to INSA no later than ten (10) days after receipt by Licensee of notice from INSA of the third party offer. If an agreement, containing the terms and conditions of the third party offer (or such other terms and conditions as INSA may accept in its sole discretion), is not executed by INSA and Licensee within ten (10) days after the earlier of (i) the expiration of the aforementioned ten (10) day period, or (ii) Licensee’s written notice of acceptance of the third party offer, then Licensee’s prior right of purchase herein shall terminate.

14.  General.

14.1  Publicity. Neither Party may use the other Party’s trademarks, service marks or trade names or refer to the other Party in any marketing, promotional or advertising materials or activities, or otherwise disclose the existence of, any contractual relationship between them, except (i) as mutually agreed upon in writing, or (ii) as may be required by law.

14.2  Assignment. Licensee may not assign this Agreement or any right or obligation hereunder without the prior written consent of INSA, which consent will not be unreasonably withheld. Notwithstanding the foregoing, Licensee may assign this Agreement without the prior written consent of INSA to a wholly-owned subsidiary of Licensee, or to any corporation, company or other entity which directly controls, is controlled by or is under common control with Licensee, except that the foregoing shall not apply to, and Licensee shall be prohibited from assigning this Agreement to, any competitor of INSA that is identified by INSA to Licensee. An entity shall be regarded as being in control of another so long as it owns or controls, directly or indirectly, more than 50% of the shares entitled to vote for the election of directors or other person performing similar functions. Any such assignment shall not relieve Licensee of its obligations under this Agreement and that assignee shall agree in writing to be bound by the obligations of Licensee under this Agreement. Any attempted assignment contrary to this Section shall be deemed null and void.

14.3  Waiver. No delay in exercising, no course of dealing with respect to, or no partial exercise of any right or remedy hereunder shall constitute a waiver of any other right or remedy, or future exercise thereof.

14.4  Severability. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, all terms, provisions, covenants, and conditions and all applications not held invalid, void, or unenforceable will continue in full force and will in no way be affected, impaired, or invalidated.

14.5  Notice. Written notice by any Party to the other shall be deemed to have been given when received via certified mail by the intended recipient thereof at its address shown on the first page hereof, or to such other address as such intended recipient may specify in a written notice pursuant hereto.

14.6  Governing Law. This Agreement shall be governed in all respects by the laws of the State of Nevada, without reference to conflicts of law rules. This Agreement shall be considered made and entered into in the State of Nevada. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement. Any lawsuits or other legal actions brought to enforce this Agreement, or otherwise related to this Agreement shall be brought exclusively in the federal or state courts within Nevada. Each Party hereby waives its right to a trial by jury.

14.7  Force Majeure. Each Party shall be excused for failures and delays in performance caused by war, any laws, proclamations, ordinances, or regulations, or strikes, lockouts, floods, fires, explosions, acts of God, or other catastrophes beyond its reasonable control and without the fault of such Party. This prevision shall not, however, release such Party from using its reasonable best efforts to avoid or remove all such causes, and such Party shall continue performance hereunder with the utmost dispatch whenever such causes are removed. Any Party claiming any such excuse for failure or delay in performance shall give prompt written notice thereof to the other Party, and neither Party shall be required to perform hereunder during the period of such excused failure or delay in performance except as otherwise provided herein.

14.8  Entire Agreement; Amendment. This Agreement together with the Exhibits and Schedules hereto, constitutes the entire Agreement among the parties with respect to the subject matter hereof and supersedes in all respects all prior proposals, negotiations, conversations, discussions and agreements between the parties. This Agreement may not be modified or amended except by express written amendment signed by authorized representatives of all parties.

14.9  Attorneys' Fees. If any party hereto commences an action against another party to enforce any of the terms hereof or because of the breach by such other party of any of the terms hereof, the prevailing party shall be entitled, in addition to any other relief granted, to all actual out-of-pocket costs and expenses incurred by such prevailing party in connection with such action and the enforcement and collection of any judgment rendered therein, including, without limitation, all reasonable attorneys' fees, consultant fees and expert witness fees, and a right to such costs and expenses shall be deemed to have accrued upon the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment.

14.10  Facsimile Certification. A facsimile copy of this Agreement signed by any and/or all Parties shall have the same binding and legal effect as an original.

14.11  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument. Regardless of whether this Agreement is executed in one or more counterparts, each such counterpart may be executed by actual or facsimile signature(s).

IN WITNESS WHEREOF, the parties hereto, through their duly authorized officers, have executed this Agreement as of the Effective Date.

ProtoKinetix, Inc. By: Title:	The Perigene Company, acting as trust By: Title:
L’Institut National des Sciences Appliques de Rouen By: Title: